Exhibit 3

CEMEX | LATAM HOLDINGS

RESULTS

2Q16

July 27, 2016

|| Forward looking information CEMEX | LATAM HOLDINGS This presentation contains forward-looking statements. In some cases, these statements can be identified by the use of forward-looking words such as “may,” “should,” “could,” “anticipate,” “estimate,” “expect,” “plan,” “believe,” “predict,” “potential” and “intend” or other similar words. These forward-looking statements reflect CEMEX Latam Holdings, S.A.’s (“CLH”) current expectations and projections about future events based on CLH’s knowledge of present facts and circumstances and assumptions about future events. These statements necessarily involve risks and uncertainties that could cause actual results to differ materially from CLH’s expectations. Some of the risks, uncertainties and other important factors that could cause results to differ, or that otherwise could have an impact on CLH or its subsidiaries, include, but are not limited to, the cyclical activity of the construction sector; CLH’s exposure to other sectors that impact CLH’s business, such as the energy sector; competition; general political, economic and business conditions in the markets in which CLH operates; the regulatory environment, including environmental, tax, antitrust and acquisition-related rules and regulations; CLH’s ability to satisfy its debt obligations and CEMEX, S.A.B. de C.V.’s (“CEMEX”) ability to satisfy CEMEX’s obligations under its material debt agreements, the indentures that govern CEMEX’s senior secured notes and CEMEX’s other debt instruments; expected refinancing of CEMEX’s existing indebtedness; the impact of CEMEX’s below investment grade debt rating on CLH’s and CEMEX’s cost of capital; CEMEX’s ability to consummate asset sales and fully integrate newly acquired businesses; achieve cost-savings from CLH’s cost-reduction initiatives and implement CLH’s pricing initiatives for CLH’s products; the increasing reliance on information technology infrastructure for CLH’s invoicing, procurement, financial statements and other processes that can adversely affect operations in the event that the infrastructure does not work as intended, experiences technical difficulties or is subjected to cyber-attacks; weather conditions; natural disasters and other unforeseen events; and the other risks and uncertainties described in CLH’s public filings. Readers are urged to read these presentations and carefully consider the risks, uncertainties and other factors that affect CLH’s business. The information contained in these presentations is subject to change without notice, and CLH is not obligated to publicly update or revise forward-looking statements. Unless the context indicates otherwise, all references to pricing initiatives, price increases or decreases, refer to CLH’s prices for CLH’s products.

UNLESS OTHERWISE NOTED, ALL CONSOLIDATED FIGURES ARE PRESENTED IN DOLLARS AND ARE BASED ON THE FINANCIAL STATEMENTS OF EACH COUNTRY PREPARED UNDER INTERNATIONAL FINANCIAL REPORTING STANDARDS. Copyright CEMEX Latam Holdings, S.A. and its subsidiaries. 2

|| Financial Results Summary

		Net Sales				Operating EBITDA
		(US$M)				(US$M)
	-10%
748
		672		-10%
			394				- 4%
					356			-1%
						236
							226
								124	123
6M15		6M16	2Q15		2Q16	6M15	6M16	2Q15	2Q16

CEMEX | LATAM HOLDINGS Records achieved in 2Q16 - Lowest consolidated average working capital days - Highest EBITDA margin in Rest of CLH, Nicaragua and Guatemala - Highest cement volumes in Rest of CLH, Nicaragua and Guatemala EBITDA grew 14% in 2Q16 compared with 1Q16 and 8% vs. 2Q15 on a like-to-like basis1 Net sales increased in 2Q16 by 8% on a like-to-like basis1 vs. 1Q16 (1) Adjusted for foreign-exchange fluctuations 3

|| Financial Results Summary

Operating EBITDA Margin

(%)

6M15	31.6%
2.0pp	2.9pp
6M16	33.6%
2Q15	31.5%
2Q16	34.4%

CEMEX | LATAM HOLDINGS

Highest EBITDA margin in the last 7 quarters

mainly driven by lower maintenance expenses in Panama, outstanding results in Nicaragua and Guatemala

Highest EBITDA margin in Panamá in the last 3 years

|| Consolidated Volumes and Prices

		6M16vs.	2Q16 vs.	2Q16 vs.
		6M15	2Q15	1Q16
	Volume	0%	(1%)	5%
Domestic
gray	Price (USD)	(6%)	(5%)	4%
cement
	Price (LtL1 )	5%	4%	0%
	Volume	(11%)	(9%)	12%
Ready-mix
concrete	Price (USD)	(10%)	(8%)	5%
	Price (LtL1 )	3%	3%	(1%)
	Volume	(16%)	(14%)	12%
Aggregates	Price (USD)	(4%)	(2%)	11%
	Price (LtL1 )	10%	10%	5%

(1) Like-to-like prices adjusted for foreign-exchange fluctuations CEMEX | LATAM HOLDINGS Our cement volumes remained flat during 1H16 Positive demand dynamics in Colombia, Nicaragua and Guatemala offset by a decline in Panama and Costa Rica Decline in our ready-mix and aggregates volumes reflects lower sales in Colombia, and lower execution of infrastructure projects in Panama and Costa Rica Higher prices in 2Q16 in our three main products in local-currency terms compared with 2Q15 5

|| We continue reinforcing our Customer Centric strategy through innovative solutions CEMEX | LATAM HOLDINGS Distribution Network Help enhance our distributors’ business with first in class service and through tangible efficiencies in inventories, sales and logistics Builders Provide our clients with customized building solutions and services that meet specific cost, durability and aesthetic requirements Industrial Achieve preferred partner status of this segment by offering value added solutions that increase productivity and profitability Public Sector Work closely with local government officials to make construction projects a reality given tight budgetary constraints 6

|| Colombia – Already translating into benefits for our customers and for CLH CEMEX | LATAM HOLDINGS Cement Aggregates Additives $ Profitability + PRO Recognition + Support = MIX3R Tailor-made mix of cement, aggregates and additives. •Backed by our in-depth expertise Focus on increasing our customers’ profitability 7

CEMEX | LATAM HOLDINGS

REGIONAL

HIGHLIGHTS

Results 2Q16

Results

Highlights

Colombia

|| Colombia – Results Highlights

		6M16	6M15	% var	2Q16	2Q15	% var
	Net Sales	339	374	(9%)	182	198	(8%)
Financial
Summary	Op. EBITDA	116	128	(9%)	61	68	(11%)
US$ Million	as % net
	sales	34.2%	34.1%	0.1pp	33.5%	34.5%	(1.0pp)

		6M16 vs. 6M15	2Q16 vs. 2Q15	2Q16 vs. 1Q16
	Cement	5%	2%	4%
Volume	Ready mix	(9%)	(7%)	13%
	Aggregates	(16%)	(14%)	12%

		6M16 vs. 6M15	2Q16 vs. 2Q15	2Q16 vs. 1Q16
	Cement	11%	10%	(2%)
Price
(Local Currency)	Ready mix	5%	5%	0%
	Aggregates	15%	13%	4%

CEMEX | LATAM HOLDINGS Net Sales and EBITDA grew 8% and 5%, respectively, in 2Q16 on a like-to-like basis1 compared with 2Q15 EBITDA margin remained flat in 1H16 vs.1H15 Cement volumes grew 5% and 2% in 1H16 and 2Q16, respectively, on a year over year basis. Higher prices in our three core products in 2Q16 in local currency terms vs. 2Q15 (1) Adjusted for foreign-exchange fluctuations 10

|| Colombia – Residential Sector Social income housing decelerated in 1H16 as Government subsidies increasingly shift towards middle income housing CEMEX | LATAM HOLDINGS Middle income housing sales figures encouraging for 2H16 Execution of social interest housing subsidies below 50% in quotas approved for 2016 30k subsidies in free home program recently approved to be built during 2016-2018 11

|| Colombia – Infrastructure Sector CLH already secured over a dozen contracts to supply works in functional units of the 1st wave of 4G CEMEX | LATAM HOLDINGS 4 projects of the 1st wave of 4G secured credit disbursements out of the 9 with preliminary project finance stage One project of 2nd wave, and one private initiative PPP1 secured ANI’s2 financial requirements Regional and local investment in infrastructure should pick up after Development Plans are approved and as execution of 4Gs build up (1) Public Private Partnership (2) National Infrastructure Agency 12

Results

Highlights

Panama

|| Panama – Results Highlights

CEMEX | LATAM HOLDINGS

Financial Summary

US$ Million

6M16 6M15 % var 2Q16 2Q15 % var

Net Sales 130 151 (14%) 67 79 (15%)

Op. EBITDA 58 61 (6%) 33 33 2%

as % net sales 44.6% 40.7% 3.9pp 49.5% 41.4% 8.1pp

Volume

6M16 vs. 6M15 2Q16 vs. 2Q15 2Q16 vs. 1Q16

Cement (21%) (21%) 1%

Ready mix (11%) (8%) 7%

Aggregates (9%) (6%) 18%

Price

(Local Currency)

6M16 vs. 6M15 2Q16 vs. 2Q15 2Q16 vs. 1Q16

Cement 3% 2% 1%

Ready mix (5%) (3%) 1%

Aggregates (3%) (5%) 0%

Tough comparison base during 2Q16 in our three core products due to Panama Canal expansion project and a temporary market slow down

Cement, ready-mix and aggregates volumes grew sequentially 1%, 7% and 18% respectively, in 2Q16

EBITDA increased 35% and EBITDA margin 10.1pp in 2Q16 compared to 1Q16

|| Panama – Sector Highlights

CEMEX | LATAM HOLDINGS

Housing permits have grown at double digit rates on a year to date basis vs. 2015 , as of May

Residential sector expected to remain as the main driver of cement consumption during 2016

Commitment from Government to expedite infrastructure works

2nd line of the subway and urban renovation of Colon show execution progress of 15% and 12%, respectively

Results

Highlights

Costa Rica

|| Costa Rica – Results Highlights

CEMEX | LATAM HOLDINGS

Financial Summary US$ Million

6M16 6M15 % var 2Q16 2Q15 % var

Net Sales 82 89 (9%) 43 46 (8%)

Op. EBITDA1 35 39 (12%) 18 20 (10%)

as % net sales 42.5% 43.9% (1.4pp) 41.4% 42.1% (0.7pp)

Volume

6M16 vs. 6M15 2Q16 vs. 2Q15 2Q16 vs. 1Q16

Cement (15%) (14%) 8%

Ready mix (8%) (18%) (5%)

Aggregates 6% 4% 6%

Price (Local Currency)

6M16 vs. 6M15 2Q16 vs. 2Q15 2Q16 vs. 1Q16

Cement (3%) (2%) 0%

Ready mix 9% 6% (1%)

Aggregates 1% 9% 26%

(1) That by an inadvertent error in the presentation of the first quarter 2016 results, in the slide named “ Costa Rica – Results Highlights” was included that the percentage of the operating EBITDA was minus two percent (-2%) being minus fourteen percent (-14%). This error did not affect the consolidated results included in this presentation since the correct value was used for these results”.

Higher volumes in cement during the second quarter on a sequential basis

Aggregates volumes grew by 4% and 6% in 2Q16 and 1H16, respectively, vs. same periods in 2015

Prices increased by 6% and 9% in ready-mix and aggregates, 2Q16 vs. 2Q15 in local currency terms

|| Costa Rica– Sector Highlights

CEMEX | LATAM HOLDINGS

Private consumption expected to drive demand of our products in 2016

Housing, and Industrial and Commercial expected to remain flat in 2016, compared with 2015 according to our

Infrastructure continues to decelerate in 2016

Moin port terminal is the only ongoing heavy infrastructure project

We expect public spending to increase in 2017 as presidential elections approach

Results

Highlights

Rest of CLH

|| Rest of CLH – Results Highlights

CEMEX | LATAM HOLDINGS

Financial Summary US$ Million

6M16 6M15 % var 2Q16 2Q15 % var

Net Sales 133 141 (6%) 71 76 (7%)

Op. EBITDA 44 40 12% 25 20 26%

as % net sales 33.4% 28.1% 5.3pp 35.2% 26.1% 9.1pp

Volume

6M16 vs. 6M15 2Q16 vs. 2Q15 2Q16 vs. 1Q16

Cement 11% 14% 11%

Ready mix (33%) (27%) 20%

Aggregates (59%) (60%) (4%)

Price (Local Currency)

6M16 vs. 6M15 2Q16 vs. 2Q15 2Q16 vs. 1Q16

Cement 0% 0% (4%)

Ready mix 0% (3%) (5%)

Aggregates (13%) (11%) (4%)

Rest of CLH cement volumes record; grew by 14% and 11% in 2Q16 compared with 2Q15 and 1Q16, respectively

EBITDA grew by 26% and 28% during 2Q16 compared to 2Q15 and 1Q16, respectively

EBITDA Margin record; increased by 9.1pp in 2Q16 explained by higher cement volumes, mix effect, and cost efficiencies

|| Rest of CLH – Sector Highlights

CEMEX | LATAM HOLDINGS

The economic environment has improved significantly in Guatemala after a turbulent 2015

In Nicaragua demand from infrastructure remains strong from projects such as:

- Rio Blanco-Mulukukú highway

- Managua baseball stadium

In Guatemala industrial and commercial sector continued to drive demand of our products during 2Q16. Public investment remains weak

CEMEX | LATAM HOLDINGS

FREE CASH FLOW

2Q16 Results

|| We will continue with disciplined working capital management

CEMEX | LATAM HOLDINGS

Working Capital (Average Days)

2014 2015 2016

17 22 24 21 21 2 2 -1

1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q

Since 1Q15 CLH has recovered close to US$ 100 M in working capital investment

|| Free Cash Flow

CEMEX | LATAM HOLDINGS

US$ Million 6M16 6M15 % var 2Q16 2Q15 % var

Operating EBITDA 226 237 (5%) 123 125 (2%)

- Net Financial Expense 29 42 14 21

- Maintenance Capex 22 13 18 9

- Change in Working Cap (22) (26) (32) (31)

- Taxes Paid 64 63 51 49

- Other Cash Items (net) 6 8 2 7

Free Cash Flow After Maintenance Capex 126 137 (8%) 70 70 1%

- Strategic Capex 76 71 45 23

Free Cash Flow 50 66 (24%) 25 47 (47%)

Free cash flow after maintenance Capex reached US$70 million in 2Q16

Strategic Capex was US$ 45 M in the quarter, mainly used for our expansion project in Colombia

Net debt was reduced during 2Q16 to US$984 million

CEMEX | LATAM HOLDINGS

GUIDANCE

2Q16 Results

|| 2016 Guidance

CEMEX | LATAM HOLDINGS

Volume YoY%

Cement Ready - Mix Aggregates

Colombia Low-single-digit growth Low-single-digit growth Flat

Cement Ready - Mix Aggregates

Panama Low-double-digit decline Flat Flat

Cement Ready - Mix Aggregates

Costa Rica High-single-digit decline Low-single-digit decline Low-single-digit growth

Consolidated volumes in 2016 expected to:

+ Remain flat in cement

+ Grow by low single digit in Ready-mix

+ Remain flat in Aggregates

Maintenance and Strategic Capex in 2016 are expected to be about US$57 M and US$112 M, respectively

Consolidated Cash taxes are expected to range between US$95 MM and US$105 M

|| Consolidated debt maturity profile

CEMEX | LATAM HOLDINGS

US$ Million

191 144 696 3

2016 2017 2018 2025

US $1,034 Million

Total debt as of June 30, 2016

2.2x Net Debt/EBITDA (LTM)1

as of June 30, 2016

(1) Last twelve months to June 2016

CEMEX | LATAM HOLDINGS

RESULTS

2Q16

July 27, 2016